UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 26, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99.1 Notice of Intention to Extend Revolving Credit Period
EX-99.2 Eighth Amendment, dated January 28, 2005
EX-99.3 Amendment No. 1 to the Revolving Credit Agreement

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Renewal of Banking Facilities

     On January 26, 2005, the Bank of Tokyo-Mitsubishi Trust Company approved an extension of its credit agreement with The Talbots, Inc. to January 26, 2007. The facility provides for maximum available borrowing of $8,000,000.

     On January 28, 2005, the Sumitomo Mitsui Banking Corporation approved an extension of its credit agreement with The Talbots, Inc. to January 26, 2007. The facility provides for maximum available borrowing of $16,000,000.

     On January 28, 2005, the Mizuho Corporate Bank, Ltd. approved an extension of its credit agreement with The Talbots, Inc. to January 28, 2007. The facility provides for maximum available borrowing of $18,000,000.

     All of the credit facilities can be extended annually upon mutual agreements. Interest terms on the unsecured revolving credit agreements are fixed, at the Company’s option, for periods of one, three, or six months.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

c.	Exhibits.

99.1	Notice of Intention to Extend Revolving Credit Period dated January 26, 2005 between Talbots, Inc. and Bank of Tokyo-Mitsubishi Trust Company.

99.2	Eighth Amendment, dated as of January 28, 2005, to the Revolving Credit Agreement between The Talbots, Inc. and Sumitomo Mitsui Banking Corporation.

99.3	Amendment No. 1 to the Revolving Credit Agreement dated as of January 28, 2005 between The Talbots, Inc. and Mizuho Corporate Bank, Ltd.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Date	January 31, 2005	By:	/s/ Edward L. Larsen

Name: Edward L. Larsen Title: Senior Vice President, Finance Chief Financial Officer and Treasurer